                                                                   EXHIBIT 4.7.3


                                 AMENDMENT NO. 3

         This Amendment No. 3, dated as of November 4, 2002 (this "AMENDMENT"), among Paxson Communications Corporation, a Delaware corporation (the "BORROWER"), the Lenders (as defined below) party hereto and the Administrative Agent (as defined below) amends certain provisions of the Credit Agreement, dated as of July 12, 2001, among the Borrower, the Lenders (as defined in the Credit Agreement referred to below), Citicorp USA, Inc., as administrative agent for the Lenders and as collateral agent for the Secured Parties under the Collateral Documents (in each such capacity, the "ADMINISTRATIVE AGENT"), Union Bank of California, N.A., as syndication agent for the Lenders, and CIBC, Inc. and General Electric Capital Corporation, each as co-documentation agents for the Lenders, as amended by Amendment No. 1, dated as of January 7, 2002, and Amendment No. 2, dated as of June 28, 2002 (as amended, the "CREDIT AGREEMENT").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement and, as of the date hereof, the Lenders consenting to this Amendment constitute the Requisite Lenders (as defined in the Credit Agreement);

         WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have agreed to make certain amendments to the Credit Agreement as set forth herein; and

         WHEREAS, pursuant to Section 11.1 of the Credit Agreement, the consent of the Requisite Lenders is required to amend the provisions of the Credit Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

         SECTION 2. AMENDMENTS TO CREDIT AGREEMENT. Effective as of the Effective Date (as defined below) and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

         (a) By amending and restating in its entirety the definition of "EBITDA" in Section 1.1 (Defined Terms) of the Credit Agreement to read as follows:

                  "EBITDA" means for any period, the sum (without duplication) of the amounts for such period of (a) Consolidated Net Income, (b) Interest Expense (including, for this purpose, dividends and accretions on Preferred Stock to the extent deducted in the calculation of Consolidated Net Income), (c) taxes payable by the Borrower and its Subsidiaries on a consolidated basis to the extent deducted from Consolidated Net Income, (d) total depreciation expense, (e) total amortization expense (excluding Programming Amortization Expense), (f) (to the extent included in such Consolidated Net Income for such period) losses on sales of assets, (g) non-recurring restructuring charges related to the implementation of joint sales agreements, (h) restructuring charges incurred during the twelve months ended June 30, 2003 in an aggregate amount not to exceed $10,000,000, losses on Pre-Approved Securitization Transactions in an aggregate amount not to exceed $3,500,000 for any twelve-month period, and costs incurred to execute Pre-Approved Securitization Transactions in an aggregate amount not to exceed $1,600,000, and (i) other non-cash items reducing Consolidated Net Income, including (without limitation) stock based compensation, non-cash write-offs of syndicated programming rights contracts entered into before December 31, 2000, non-cash write-offs of programming rights contracts to their net realizable value in an aggregate amount not to exceed $40,000,000 and incurred during the twelve months ended June 30, 2003, and equity losses from any equity Investments resulting from the operation of such business in ordinary course, without giving effect to any extraordinary unusual and non-recurring gains less the sum (without duplication) of the amounts for such period of (x) non-cash items increasing Consolidated Net Income, including (without limitation) equity gains from any equity Investments resulting from the operation of such business in ordinary course and (y) (to the extent included in such Consolidated Net Income for such period) gains on the sales of assets, all of the foregoing as determined on a consolidated basis for the Borrower and its Subsidiaries and (unless otherwise defined) in conformity with GAAP. For the purposes of calculating EBITDA for any period, any Permitted Acquisition shall be deemed to have occurred on the first day of such period, any Asset Sale shall be deemed to have occurred as of the day before the first day of such period, and EBITDA shall be adjusted to give effect to such Permitted Acquisition or Asset Sale in accordance with the foregoing.

         (b) By amending and restating in its entirety the definition of "Interest Expense" in Section 1.1 (Defined Terms) of the Credit Agreement to read as follows:

                  "INTEREST EXPENSE" means, for any period, the sum of (a) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest and the net cash costs associated with Hedging Contracts) of the Borrower and its Subsidiaries on a consolidated basis for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including, without limitation, (i) all interest payable to the Senior Lenders and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (ii) time brokerage and affiliate fees under LMA Agreements relating to the financing of radio or television stations as to which the Borrower or any of its Subsidiaries has an agreement or option to acquire if such Station is not owned by the Borrower at the end of such period, plus
         (b) losses on Pre-Approved Securitization Transactions, less (c) total interest income of the Borrower and its Subsidiaries on a consolidated basis for such period. In determining Interest Expense for any period, there shall be (x) included all interest expense attributable to Indebtedness incurred or assumed by the Borrower or any of their Subsidiaries during the period in connection with any Permitted Acquisition as if such Indebtedness was incurred or assumed on the day before the first day of such period and bore interest from the first day of such period until the date of such incurrence or assumption at a rate per annum equal to the weighted average rate of interest on the other Indebtedness outstanding during such period and (y) excluded Interest Expense attributable to that portion of the principal amount of Indebtedness repaid in connection with an Asset Sale as if such portion of the principal amount of Indebtedness was prepaid on the day before the first day of such period.

         SECTION 3. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective as of the date the following conditions precedent have been satisfied (the "EFFECTIVE DATE"):



                                       2
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         (a) CERTAIN DOCUMENTS. The Administrative Agent shall have received on or before the Effective Date all of the following, all of which shall be in form and substance satisfactory to the Administrative Agent, in sufficient executed copies for each of the Lenders:

         (i)      this Amendment executed by the Borrower;

         (ii) the Consent, Agreement and Affirmation of Guaranty, in the form attached hereto as ANNEX A, executed by the Subsidiary Guarantors;

         (iii) an executed Acknowledgment and Consent, in the form attached hereto as ANNEX B, from Lenders constituting the Requisite Lenders; and

         (iv) such additional documentation as the Administrative Agent or the Requisite Lenders may reasonably require.

         (b) AMENDMENT FEE. The Administrative Agent shall have received from the Borrower, for the ratable benefit of the Lenders party hereto on or prior to the Effective Date, an amendment fee equal to 0.125% of the sum of each such Lender's (i) Commitment as of the Effective Date and (ii) Ratable Portion of the principal amount of Term A Loans and Term B Loans outstanding on the Effective Date.

         (c) OTHER FEES. The Administrative Agent shall have received from the Borrower for its own account the fees described in that certain letter agreement, dated as of the dated hereof, between the Borrower and the Administrative Agent.

         (d) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower or any Guarantor in or pursuant to the Credit Agreement and the other Loan Documents to which the Borrower or any Guarantor is a party or by which the Borrower, or any Guarantor is bound, shall be true and correct in all material respects, after giving effect to the terms of this Amendment, on and as of the Effective Date (except to the extent such representations and warranties in any such Loan Document expressly relate to an earlier date).

         (e) NO EVENTS OF DEFAULT. No Event of Default or Default shall have occurred and be continuing on the Effective Date after giving effect to the terms of this Amendment.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that as of the date hereof, (a) no Event of Default or Default under the Credit Agreement shall have occurred and be continuing and (b) all of the representations and warranties of the Loan Parties contained in Article IV of the Credit Agreement and in any other Loan Document continue to be true and correct in all material respects, as though made on and as of such date (except to the extent such representations and warranties in any such Loan Document expressly relate to an earlier date).

         SECTION 5. COSTS AND EXPENSES. The Borrower agrees to pay on demand in accordance with the terms of Section 13.3 of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees, expenses and disbursements of Weil, Gotshal & Manges LLP, counsel for the Administrative Agent with respect thereto.

         SECTION 6. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

         (a) Upon the effectiveness of this Amendment, on and after the Effective Date, each reference in the Credit Agreement to "THIS AGREEMENT", "HEREUNDER", "HEREOF" or words of like import, and each such reference in each other Loan Document, shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically amended hereby, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any of the Loan Documents, nor constitute an amendment or waiver of any provision of the Credit Agreement or any of the Loan Documents.

         (d) This Amendment is a Loan Document.

         SECTION 7. TITLES. The Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         SECTION 8. EXECUTION IN COUNTERPARTS. This Amendment may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original agreement.

         SECTION 9. NOTICES. All communications and notices to the Administrative Agent hereunder shall be given as provided in the Credit Agreement.

         SECTION 10. SEVERABILITY. If any term or provision set forth in this Amendment shall be invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances, other than those to which it is held unenforceable, shall not in any way be affected or impaired thereby.

         SECTION 11. SUCCESSORS. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or assigns.

         SECTION 12. GOVERNING LAW. This Amendment shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the internal law of the State of New York.


                            [SIGNATURE PAGE FOLLOWS]




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




                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                               PAXSON COMMUNICATIONS CORPORATION,
                                 as Borrower


                               By:
                                  ---------------------------------------------
                                  Name: Thomas Severson, Jr.
                                  Title: Senior Vice President, Chief Financial Officer and Treasurer



                               CITICORP USA, INC.,
                                 as Administrative Agent


                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:

                                                                         ANNEX A
                 CONSENT, AGREEMENT AND AFFIRMATION OF GUARANTY

                  Each of the undersigned Subsidiary Guarantors hereby consents to the terms of the foregoing Amendment in its capacity as a guarantor under the Guaranty and agrees that the terms of the foregoing Amendment shall not affect in any way its obligations and liabilities under its guaranty, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

                       On behalf of each of the Subsidiary Guarantors under the Loan Documents


                       By:
                            ---------------------------------------------
                            Name: Thomas Severson, Jr.
                            Title: Vice President and Treasurer and,
                            with respect to America 51, L.P., Vice President and Treasurer of its General and Limited Partners

                                                                         ANNEX B
                           ACKNOWLEDGEMENT AND CONSENT


Paxson Communications Corporation
601 Clearwater Park Road
West Palm Beach, FL  33401
Attention: Thomas E. Severson, Jr., Chief Financial Officer, with a copy to Anthony L. Morrison, Esq., Chief Legal Officer
Telecopy no: (561) 659-4754

Citicorp USA, Inc., as Administrative Agent
388 Greenwich Street, 21st Floor
New York, NY  10013
Attention: John P. Judge
Telecopy no: (212) 816-8084

         RE: PAXSON COMMUNICATIONS CORPORATION

Ladies and Gentlemen:

                  Reference is made to Credit Agreement, dated as of July 12, 2001, among Paxson Communications Corporation, a Delaware corporation (the "BORROWER"), the Lenders (as defined in the Credit Agreement), Citicorp USA, Inc., as administrative agent for the Lenders and as collateral agent for the Secured Parties under the Collateral Documents (in each such capacity, the "ADMINISTRATIVE AGENT"), Union Bank of California, N.A., as syndication agent for the Lenders, and CIBC, Inc. and General Electric Capital Corporation, each as co-documentation agents for the Lenders, as amended by Amendment No. 1, dated as of January 7, 2002, and Amendment No. 2, dated as of June 28, 2002 (as amended, the "CREDIT AGREEMENT"). Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

                  The Borrower has requested that the Lenders consent to an amendment to the Credit Agreement on the terms described in Amendment No. 3 to Credit Agreement (the "AMENDMENT"), a form of which is attached as EXHIBIT A hereto.

                  Pursuant to Section 11.1 of the Credit Agreement, the undersigned Lender hereby consents to the amendments of, and modifications to, the Credit Agreement contained in the Amendment and authorizes the Administrative Agent to execute the Amendment on its behalf.

                                                     Very truly yours,

                                                     ---------------------------
                                                     (NAME OF LENDER)


                                                     By:
                                                        ------------------------
                                                           Name:
                                                           Title:

Dated as of October __, 2002